Exhibit 21.1
Subsidiaries of the Registrant

Subsidiaries	State of Incorporation

RCC Real Estate, Inc.	Delaware

Resource Real Estate Funding 2007-1 CDO Investor, LLC	Delaware

Resource Real Estate Funding CDO 2007-1 Ltd.	Cayman Island

RREF 2007 REO, LLC	Delaware

415 South Higley Road Arizona, LLC	Delaware

Resource Real Estate Funding CDO 2007-1, LLC	Delaware

Resource Real Estate Funding 2006-1 CDO Investor, LLC	Delaware

Resource Real Estate Funding CDO 2006-1 Ltd.	Cayman Island

RREF 2006 REO, LLC	Delaware

Resource Real Estate Funding CDO 2006-1, LLC	Delaware

RCC Real Estate SPE, LLC	Delaware

RCC Real Estate SPE 2, LLC	Delaware

RCC Real Estate SPE 3, LLC	Delaware

RCC Real Estate SPE 4, LLC	Delaware

RCC Real Estate Acquisition SPE, LLC	Delaware

Ischus II, LLC	Delaware

Lynnfield Member LLC	Delaware

Lynnfield Holdings, LLC	Delaware

860 VDP Preferred SPE, LLC	Delaware

RCC SLH, LLC	Delaware

RCC Whispertree, LLC	Delaware

RRE VIP Borrower, LLC	Delaware

Resource TRS, Inc.	Delaware

Resource TRS, LLC	Delaware

Resource TRS II, Inc.	Delaware

Resource TRS III, Inc.	Delaware

Apidos CLO VIII	Cayman Islands

Resource Capital Asset Management, LLC	Delaware

Resource TRS IV, Inc.	Delaware

Resource TRS IV, LLC	Delaware

RCC Commercial, Inc.	Delaware

RCC Commercial II, Inc.	Delaware

Apidos CDO I, Ltd. (“TRS”)	Cayman Islands

Apidos CDO III, Ltd., (“TRS”)	Cayman Islands

Apidos Cinco CDO, Ltd (“TRS”)	Cayman Islands

Resource Capital Trust I	Delaware

RCC Trust II	Delaware